CREDIT AGREEMENT AND DISCLOSURE CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$150,000.00	05-28-2014	06-21-2015	89755	1200	0000125283-01	090	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: New Castle Country Club
511 Country Club Drive
New Castle, PA 16105

Lender: Mercer County State Bank
Sandy Lake / Main Office
3279 S Main Street
P O Box 38
Sandy Lake, PA 16145

CREDIT LIMIT: $150,000.00 **DATE OF AGREEMENT: May 28, 2014**

Description of Existing Indebtedness. Demand Loan #89755 originally dated 6/21/2013 with a Maximum Credit of $100,000.00.

Description of Collateral. Open End Mortgage dated 6/21/2013 on property located at 511 Country Club Drive, New Castle, Pennsylvania recorded on June 24, 2013 at Document Number 2013-007012
Assignment of Rents dated 6/21/2013 on property located at 511 Country Club Drive, New Castle, Pennsylvania recorded on June 24, 2013 at Document Number 2013-007011
ALL INVENTORY, EQUIPMENT, ACCOUNTS, DOCUMENTS, GENERAL INTANGIBLES AS DESCRIBED ON A SECURITY AGREEMENT DATED 6/21/2013.

Description of Change in Terms. Effective 5/28/2014 increase the Maximum Credit from $100,000.00 to $150,000.00
Effective 5/28/2014 Record a Mortgage Modification increasing the secured amount to $150,000.00
Effective 5/28/2014 extend the Maturity Date from 6/21/2014 to 6/21/2015.

Introduction. This Credit Agreement and Disclosure ("Agreement") governs Borrower's line of credit (the "Credit Line" or the "Credit Line Account") issued through Mercer County State Bank. **Borrower agrees to the following terms and conditions:**

Promise to Pay. Borrower promises to pay Mercer County State Bank, or order, the total of all credit advances and **FINANCE CHARGES**, together with all costs and expenses for which Borrower is responsible under this Agreement or under security agreements which secure Borrower's Credit Line. Borrower will pay Borrower's Credit Line according to the payment terms set forth below. **If there is more than one Borrower, each is jointly and severally liable on this Agreement. This means Lender can require any Borrower to pay all amounts due under this Agreement, including credit advances made to any Borrower. Each Borrower authorizes any other Borrower, on his or her signature alone, to cancel the Credit Line, to request and receive credit advances, and to do all other things necessary to carry out the terms of this Agreement. Lender can release any Borrower from responsibility under this Agreement, and the others will remain responsible.**

Term. The term of Borrower's Credit Line will begin as of the date of this Agreement ("Opening Date") and will continue until June 21, 2015 ("Maturity Date"). All indebtedness under this Agreement, if not already paid pursuant to the payment provisions below, will be due and payable upon maturity. The draw period of Borrower's Credit Line will begin following the perfection of the Mortgage (the "Effective Disbursement Date"). Borrower may obtain credit advances during this period ("Draw Period"). Borrower agrees that Lender may renew or extend the period during which Borrower may obtain credit advances or make payments. Borrower further agrees that Lender may renew or extend Borrower's Credit Line Account.

Minimum Payment. Borrower's "Regular Payment" will equal the amount of Borrower's accrued **FINANCE CHARGES**. Borrower will make 11 of these payments. Borrower will then be required to pay the entire balance owing in a single balloon payment. If Borrower makes only the minimum payments, Borrower may not repay any of the principal balance by the end of this payment stream. Borrower's payments will be due monthly. Borrower's "Minimum Payment" will be the Regular Payment, plus any amount past due and all other charges. An increase in the **ANNUAL PERCENTAGE RATE** may increase the amount of Borrower's Regular Payment. Borrower agrees to pay not less than the Minimum Payment on or before the due date indicated on Borrower's periodic billing statement.

Balloon Payment. Borrower's Credit Line Account is payable in full upon maturity in a single balloon payment. Borrower must pay the entire outstanding principal, interest and any other charges then due. **Unless otherwise required by applicable law, Lender is under no obligation to refinance the balloon payment at that time. Borrower may be required to make payments out of other assets Borrower owns or find a lender, which may be Lender, willing to lend Borrower the money. If Borrower refinances the balloon payment, Borrower may have to pay some or all of the closing costs normally associated with a new credit line account, even if Borrower obtains refinancing from Lender.**

How Borrower's Payments Are Applied. Unless otherwise agreed or required by applicable law, payments and other credits will be applied to to Finance Charges; then to unpaid principal; and then to late charges and other charges/fees.

Receipt of Payments. All payments must be made in U.S. dollars and must be received by Lender consistent with any payment instructions provided on or with Borrower's periodic billing statement. If a payment is made consistent with Lender's payment instructions but received after 4:30 PM Eastern Time on a business day, Lender will apply Borrower's payment to Borrower's Credit Line on the next business day.

Credit Limit. This Agreement covers a revolving line of credit for the principal amount of One Hundred Fifty Thousand & 00/100 Dollars ($150,000.00), which will be Borrower's "Credit Limit" under this Agreement. Borrower may borrow against the Credit Line, repay any portion of the amount borrowed, and re-borrow up to the amount of the Credit Limit. Borrower's Credit Limit is the maximum amount Borrower may have outstanding at any one time. Borrower agrees not to attempt, request, or obtain a credit advance that will make Borrower's Credit Line Account balance exceed Borrower's Credit Limit. Borrower's Credit Limit will not be increased should Borrower overdraw Borrower's Credit Line Account. If Borrower exceeds Borrower's Credit Limit, Borrower agrees to repay immediately the amount by which Borrower's Credit Line Account exceeds Borrower's Credit Limit, even if Lender has not yet billed Borrower. Any amount greater than the Credit Limit will be secured by the security agreement covering Borrower's property.

Charges to Borrower's Credit Line. Lender may charge Borrower's Credit Line to pay other fees and costs that Borrower is obligated to pay under this Agreement, the Mortgage or any other document related to Borrower's Credit Line. In addition, Lender may charge Borrower's Credit Line for funds required for continuing insurance coverage as described in the paragraph titled "Insurance" below or as described in the Mortgage for this transaction. Lender may also, at Lender's option, charge Borrower's Credit Line to pay any costs or expenses to protect or perfect Lender's security interest in Borrower's property. These costs or expenses include, without limitation, payments to cure defaults under any existing liens on Borrower's property. If Borrower does not pay Borrower's property taxes, Lender may charge Borrower's Credit Line and pay the delinquent taxes. Any amount so charged to Borrower's Credit Line will be a credit advance and will decrease the funds available, if any, under the Credit Line. However, Lender has no obligation to provide any of the credit advances referred to in this paragraph.

Credit Advances. Beginning on the Effective Disbursement Date of this Agreement, Borrower may obtain credit advances under Borrower's Credit Line as follows:

Telephone Request. Requesting a credit advance from Borrower's Credit Line to be applied to Borrower's designated account by telephone. Except for transactions covered by the federal Electronic Fund Transfers Act and unless otherwise agreed in your deposit account agreement, **Borrower acknowledges and Borrower agrees that Lender does not accept responsibility for the authenticity of telephone instructions and that Lender will not be liable for any loss, expense, or cost arising out of any telephone request, including any fraudulent or unauthorized telephone request, when acting upon such instructions believed to be genuine.**

Overdrafts. Writing a check on Borrower's designated checking account with Lender in excess of the available collected balance in the account.

Requests By Mail. Requesting an advance by mail.

Requests In Person. Requesting a credit advance in person at any of Lender's authorized locations.

Other Methods. Internet Banking .

If there is more than one person authorized to use this Credit Line Account, Borrower agrees not to give Lender conflicting instructions, such as one Borrower telling Lender not to give advances to the other.

Transaction Requirements. The following transaction limitations will apply to the use of Borrower's Credit Line:

Telephone Request, Overdraft, Request By Mail, In Person Request and Other Methods Limitations. There are no transaction limitations for requesting an advance by telephone, writing a check in excess of Borrower's checking account balance, requesting an advance by mail, requesting an advance in person or accessing by other methods.

Limitation on All Access Devices. You may not use any access device, whether described above or added in the future, for any illegal or unlawful transaction, and we may decline to authorize any transaction that we believe poses an undue risk of illegality or unlawfulness. Notwithstanding the foregoing, we may collect on any debt arising out of any illegal or unlawful transaction.

Future Credit Line Services. Borrower's application for this Credit Line also serves as a request to receive any new services (such as access devices) which may be available at some future time as one of Lender's services in connection with this Credit Line. Borrower understands that this request is voluntary and that Borrower may refuse any of these new services at the time they are offered. Borrower further understands that the terms and conditions of this Agreement, together with any specific terms covering the new service, will govern any transactions made pursuant to any of these new services.

Collateral. Borrower acknowledges this Agreement is secured by Open End Mortgage dated 6/21/2013 on property located at 511 Country Club Drive, New Castle, Pennsylvania recorded on June 24, 2013 at Document Number 2013-007012
Assignment of Rents dated 6/21/2013 on property located at 511 Country Club Drive, New Castle, Pennsylvania recorded on June 24, 2013 at Document Number 2013-007011
ALL INVENTORY, EQUIPMENT, ACCOUNTS, DOCUMENTS, GENERAL INTANGIBLES AS DESCRIBED ON A SECURITY AGREEMENT DATED 6/21/2013.

Property Insurance. Borrower must obtain insurance on the Property securing this Agreement that is reasonably satisfactory to Lender. Borrower may obtain property insurance through any company of Borrower's choice that is reasonably satisfactory to Lender. Borrower has the option of providing any insurance required under this Agreement through an existing policy or a policy independently obtained and paid for by Borrower, subject to Lender's right, for reasonable cause before credit is extended, to decline any insurance provided by Borrower. Subject to applicable law, if Borrower fails to obtain or maintain insurance as required in the Mortgage, Lender may purchase insurance to protect Lender's own interest, add the premium to Borrower's balance, declare the loan in default, or do any one or more of these things. Further information concerning these property insurance requirements is set forth in the Mortgage.

Right of Setoff. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation, all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Agreement against any and all such accounts, and, at our option, to administratively freeze all such accounts to allow us to protect our charge and setoff rights provided in this paragraph.

Periodic Statements. If you have a balance owing on your Credit Line Account or have any account activity, we will send you a periodic statement, unless prohibited by applicable law. It will show, among other things, credit advances, FINANCE CHARGES, other charges, payments made, other credits, your "Previous Balance," and your "New Balance." Your statement also will identify the Minimum Payment you must make for that billing period and the date it is due.

When FINANCE CHARGES Begin to Accrue. Periodic **FINANCE CHARGES** for credit advances under Borrower's Credit Line will begin to accrue on the date credit advances are posted to Borrower's Credit Line. There is no "free ride period" which would allow Borrower to avoid a **FINANCE CHARGE** on Borrower's Credit Line credit advances.

Method Used to Determine the Balance on Which the FINANCE CHARGE Will Be Computed. A monthly **FINANCE CHARGE** will be imposed on all credit advances made under Borrower's Credit Line imposed from the date of each credit advance based on the "average daily balance" method. To get the average daily balance, Lender takes the beginning balance of Borrower's Credit Line Account each day, add any new advances and subtract any payments or credits. This gives Lender a daily balance. Then, Lender adds up all the daily balances for the billing cycle and divides the total by the number of days in the billing cycle. This gives Lender the "average daily balance."

Method of Determining the Amount of FINANCE CHARGE. Any **FINANCE CHARGE** is determined by applying the monthly "Periodic Rate" to the balance described herein. This is Borrower's **FINANCE CHARGE** calculated by applying a Periodic Rate.

Borrower also agrees to pay **FINANCE CHARGES**, not calculated by applying a Periodic Rate, as set forth below:

Additional Finance Charges. The following additional **FINANCE CHARGES** will be charged to Borrower's Credit Line or paid in cash:

Loan Documentation Fee:	In Cash	**$100.00**

Periodic Rate and Corresponding ANNUAL PERCENTAGE RATE. The Periodic Rate and the corresponding **ANNUAL PERCENTAGE RATE** on Borrower's Credit Line are subject to change from time to time based on changes in an independent index which is the The base rate on corporate loans posted by at least 70% of the 10 largest US banks known as the Wall Street Journal US Prime Rate.
(the "Index"). The Index is not necessarily the lowest rate charged by Lender on Lender's loans. If the Index becomes unavailable during the term of this Credit Line Account, Lender may designate a substitute index after notice to Borrower. The **ANNUAL PERCENTAGE RATE** on Borrower's Credit Line is based upon the Index and the margin described below ("Margin").

The Periodic Rate and the corresponding **ANNUAL PERCENTAGE RATE** on Borrower's Credit Line will increase or decrease as the Index increases or decreases from time to time. Lender will determine the Periodic Rate and the corresponding **ANNUAL PERCENTAGE RATE** as follows: Lender starts with the current Index and then adds a certain Margin as disclosed below. To determine the Periodic Rate that will apply to Borrower's account, Lender adds a margin to the value of the Index, then divides the value by 12 (monthly). To obtain the **ANNUAL PERCENTAGE RATE** Lender multiplies the Periodic Rate by 12 (monthly). This result is the **ANNUAL PERCENTAGE RATE.** In no event will the Periodic Rate result in a corresponding **ANNUAL PERCENTAGE RATE** that is less than 4.250%, nor will the Periodic Rate or corresponding **ANNUAL PERCENTAGE RATE** exceed the maximum rate allowed by applicable law. Adjustments to the Periodic Rate and the corresponding **ANNUAL PERCENTAGE RATE** resulting from changes in the Index will take effect daily. Today the Index is 3.250% per annum, and therefore the initial **ANNUAL PERCENTAGE RATE** and the corresponding Periodic Rate on Borrower's Credit Line are as stated below:

Current Rates for the First Payment Stream

Range of Balance or Conditions	Margin Added to Index	ANNUAL PERCENTAGE RATE	Monthly Periodic Rate
All Balances	0.500%	4.250%	0.35417%

Notwithstanding any other provision of this Agreement, Lender will not charge interest on any undisbursed loan proceeds.

Conditions Under Which Other Charges May Be Imposed. Borrower agrees to pay all the other fees and charges related to Borrower's Credit Line as set forth below:

Late Charge. In addition to Lender's rights upon default, Borrower's payment will be late if it is not received by Lender within **16 days after the "Payment Due Date" shown on Borrower's periodic statement.** If Borrower's payment is late Lender may charge Borrower 5.000% of the unpaid amount of the payment or $20.00, whichever is greater.

Security Interest Charges. Borrower agrees to pay all security interest charges related to Borrower's Credit Line as set forth below:

Flood Certification	$13.00
Property Report and Bringdown	$75.00
Corporate Certificate of Good Standing	$40 00
Loan Documentation Fee	$100.00
Total	$228.00

Right to Credit Advances. Beginning on the Effective Disbursement Date, Lender will honor Borrower's requests for credit advances up to Borrower's Credit Limit so long as: (A) Borrower is not in default under the terms of this Agreement, (B) this Agreement has not been terminated or suspended.

Default. Lender may declare Borrower to be in default if any one or more of the following events occur: (A) Borrower fails to pay a Minimum Payment when due; (B) an event of default occurs under the security agreement for the Property; (C) the Property is further encumbered in any way, voluntarily or involuntarily; (D) Borrower dies; (E) Borrower makes any false or misleading statements on Borrower's Credit Line application; (F) Borrower violates any provision of this Agreement or any other agreement with Lender; (G) any garnishment, attachment, or execution is issued against any material asset owned by Borrower; (H) Borrower exceeds Borrower's Credit Limit; (I) Borrower files for bankruptcy or other insolvency relief, or an involuntary petition under the provisions of the Bankruptcy Code is filed against Borrower; (J) Lender in good faith believes itself insecure.

Lender's Rights. If Borrower is in default, Lender may terminate or suspend Borrower's Credit Line Account without prior notice. However, Lender will notify Borrower in writing of Lender's action as soon as practicable.

Suspension. If Lender suspends Borrower's Credit Line, Borrower will lose the right to obtain further credit advances. However, all other terms of this Agreement will remain in effect and be binding upon Borrower, including Borrower's liability for any further unauthorized use of any Credit Line access devices.

Termination. If Lender terminates Borrower's Credit Line, Borrower's Credit Line will be suspended and the entire unpaid balance of Borrower's Credit Line Account will be immediately due and payable, without prior notice except as may be required by law, and Borrower agrees to pay that amount plus all **FINANCE CHARGES** and other amounts due under this Agreement.

Collection Costs. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

Delay in Enforcement. Lender may delay or waive the enforcement of any of Lender's rights under this Agreement without losing that right or any other right. If Lender delays or waives any of Lender's rights, Lender may enforce that right at any time in the future without advance notice. For example, not terminating Borrower's account for non-payment will not be a waiver of Lender's right to terminate Borrower's account in the future if Borrower has not paid.

Termination by Borrower. If Borrower terminates this Agreement, Borrower must notify Lender in writing at the address shown on Borrower's periodic billing statement or other designated address. Despite termination, Borrower's obligations under this Agreement will remain in full force and effect until Borrower has paid Lender all amounts due under this Agreement.

Prepayment. Borrower may prepay all or any amount owing under this Credit Line at any time without penalty, except Lender will be entitled to receive all accrued **FINANCE CHARGES**, and other charges, if any. Payments in excess of Borrower's Minimum Payment will not relieve Borrower of Borrower's obligation to continue to make Borrower's Minimum Payments. Instead, they will reduce the principal balance owed on the Credit Line. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Mercer County State Bank, Loan Center, 3281 S Main Street Sandy Lake, PA 16145.**

Notices. All notices will be sent to Borrower's address as shown in Borrower's Credit Line application. Notices will be mailed to Borrower at a different address if Borrower gives Lender written notice of a different address. Borrower agrees to advise Lender promptly if Borrower changes Borrower's mailing address.

Credit Information and Related Matters. Borrower authorizes Lender to release information about Borrower to third parties as described in Lender's privacy policy and Lender's Fair Credit Reporting Act notice, provided Borrower did not opt out of the applicable policy, or as permitted by law. Borrower agrees that, upon Lender's request, Borrower will provide Lender with a current financial statement, a new credit application, or both, on forms provided by Lender. Borrower also agrees Lender may obtain credit reports on Borrower at any time, at Lender's sole option and expense, for any reason, including but not limited to determining whether there has been an adverse change in Borrower's financial condition. Based upon a material adverse change in Borrower's financial condition (such as termination of employment or loss of income), Lender may suspend Borrower's Credit Line. Lender may require a new appraisal of the Property which secures Borrower's Credit Line at any time, including an internal inspection, at Lender's sole option and expense.

Transfer or Assignment. Without prior notice or approval from Borrower, Lender reserves the right to sell or transfer Borrower's Credit Line Account and Lender's rights and obligations under this Agreement to another lender, entity, or person, and to assign Lender's rights under the Mortgage. Borrower's rights under this Agreement belong to Borrower only and may not be transferred or assigned. Borrower's obligations, however, are binding on Borrower's heirs and legal representatives. Upon any such sale or transfer, Lender will have no further obligation to provide Borrower with credit advances or to perform any other obligation under this Agreement.

Notify Us of Inaccurate Information We Report To Consumer Reporting Agencies. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: Mercer County State Bank Loan Center 3281 S Main Street Sandy Lake, PA 16145.

Jury Waiver. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

DEPOSIT ACCOUNTS. I will maintain substantially all of my demand deposit/operating accounts with you.

ADVANCE AUTHORIZATION. The following person or persons are authorized to request advances and authorize payments under this Note until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: William Bonner, President of New Castle Coumtry Club, Joseph George, Vice President of New Castle Country Club, Domenick Ionta, Treasurer of New Castle Country Club and Mark Hasson, Secretary of New Castle Country Club.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the Commonwealth of Pennsylvania.

Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Mercer County, Commonwealth of Pennsylvania.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Interpretation. Borrower agrees that this Agreement, together with the Mortgage, is the most reliable evidence of Borrower's agreements with Lender. If a court finds that any provision of this Agreement is not valid or should not be enforced, that fact by itself will not mean that the rest of this Agreement will not be valid or enforced. Therefore, a court may enforce the rest of the provisions of this Agreement even if a provision of this Agreement may be found to be invalid or unenforceable. If Lender goes to court for any reason, Lender can use a copy, filmed or electronic, of any periodic statement, this Agreement, the Mortgage or any other document to prove what Borrower owes Lender or that a transaction has taken place. The copy, microfilm, microfiche, or optical image will have the same validity as the original. Borrower agrees that, except to the extent Borrower can show there is a billing error, Borrower's most current periodic statement is the most reliable evidence of Borrower's obligation to pay.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Continuing Validity. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

Confession of Judgment. BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR AT ANY TIME FOR BORROWER AFTER A DEFAULT UNDER THIS AGREEMENT AND WITH OR WITHOUT COMPLAINT FILED, CONFESS OR ENTER JUDGMENT AGAINST BORROWER FOR THE ENTIRE PRINCIPAL BALANCE OF THE CREDIT LINE ACCOUNT AND ALL ACCRUED INTEREST, LATE CHARGES AND ANY AND ALL AMOUNTS EXPENDED OR ADVANCED BY LENDER RELATING TO ANY COLLATERAL SECURING THE CREDIT LINE ACCOUNT, TOGETHER WITH COSTS OF SUIT, AND AN ATTORNEY'S COMMISSION OF TEN PERCENT (10%) OF THE UNPAID PRINCIPAL BALANCE AND ACCRUED INTEREST FOR COLLECTION, BUT IN ANY EVENT NOT LESS THAN FIVE HUNDRED DOLLARS ($500) ON WHICH JUDGMENT OR JUDGMENTS ONE OR MORE EXECUTIONS MAY ISSUE IMMEDIATELY; AND FOR SO DOING, THIS AGREEMENT OR A COPY OF THIS AGREEMENT VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT. THE AUTHORITY GRANTED IN THIS AGREEMENT TO CONFESS JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE OF THAT AUTHORITY, BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL AMOUNTS DUE UNDER THIS AGREEMENT. BORROWER HEREBY WAIVES ANY RIGHT BORROWER MAY HAVE TO NOTICE OR TO A HEARING IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT AND STATES THAT EITHER A REPRESENTATIVE OF LENDER SPECIFICALLY CALLED THIS CONFESSION OF JUDGMENT PROVISION TO BORROWER'S ATTENTION OR BORROWER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL.

Acknowledgment and Amendments. Borrower understands and agrees to the terms and conditions in this Agreement. Borrower acknowledges that, subject to applicable laws, Lender has the right to change the terms and conditions of the Credit Line program. Borrower also understands and agrees that Borrower may be subject to other agreements with Lender regarding transfer instruments or access devices which may access Borrower's Credit Line. Any person signing below may request a modification to this Agreement, and, if granted, the modification will be binding upon all signers. By signing this Agreement, Borrower acknowledges that Borrower has read this Agreement.

This Agreement is dated May 28, 2014.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

NEW CASTLE COUNTRY CLUB

By: ______________________ (Seal)
William Bonner, President of New Castle Country Club

By: ______________________ (Seal)
Joseph George, Vice President of New Castle Country Club

By: ______________________ (Seal)
Mark Hasson, Secretary of New Castle Country Club

By: ______________________ (Seal)
Domenick Ionta, Treasurer of New Castle Country Club

ACCEPTED: MERCER COUNTY STATE BANK

By: ______________________ (Seal)
David F Hock, Vice President